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                                                                    EXHIBIT 99.2

                          LETTER TO REGISTERED HOLDERS
                 AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS

                              COMCAST CORPORATION

                  CONSENT SOLICITATION AND OFFER TO GUARANTEE

     8 7/8% SENIOR DEBENTURES DUE SEPTEMBER 15, 2005 (CUSIP NO. 211177AJ9)
           8.30% SENIOR NOTES DUE MAY 15, 2006 (CUSIP NO. 211177AM2)
        9% SENIOR DEBENTURES DUE SEPTEMBER 1, 2008 (CUSIP NO. 211177AG5) 9.5% SENIOR DEBENTURES DUE AUGUST 1, 2013 (CUSIP NO. 211177AK6)

                                       OF

                          COMCAST MO OF DELAWARE, INC.

To Registered Holders and The Depository Trust Company Participants:

     Enclosed herewith are copies of the following documents relating to Comcast Corporation's ("Comcast") Consent Solicitation and Offer to Guarantee with respect to the above-listed securities (the "Continental Notes") of Comcast MO of Delaware, Inc. (formerly MediaOne of Delaware, Inc.) ("Continental"):


     1.  Prospectus dated February 7, 2003;


     2.  Letter of Consent;

     3. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

     4. Letter which may be sent to your clients for whose account you hold Continental Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instructions regarding the consent solicitation and offer to guarantee.


     Pursuant to the Prospectus dated February 7, 2003 (the "Prospectus") and related Letter of Consent (the "Letter of Consent") (together, the "Consent Solicitation"), Comcast and a number of its wholly-owned cable subsidiaries are offering to fully and unconditionally guarantee the Continental Notes in return for your consent to an amendment to the terms of each series of Continental Notes which would change the covenants and events of default applicable to the Continental Notes as described in the Prospectus in order to conform them with those contained in Comcast's public debt securities and allow, among other things, Continental to cross-guarantee Comcast's and the wholly-owned cable subsidiaries' outstanding debt securities. The proper completion, execution and delivery of the Letter of Consent will constitute a consent to the amendment described in the Prospectus.



     The guarantees will be provided only if consents to the amendment have been validly submitted and not withdrawn by the holders of record as of the end of business on February 10 of more than 50% of the principal amount of each series of Continental Notes by the expiration date. The amendment will amend any series of notes so long as more than 50% by principal amount of that series consents, so the terms of your notes may be affected by the amendment even if you do not consent to the amendment.



     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 2003 UNLESS EXTENDED.



     Pursuant to the Letter of Consent, each holder of Continental Notes will represent to Comcast that it (1) is not an "affiliate" of Comcast, (2) was the holder of the Continental Notes indicated above as of the end of business on February 10, 2003, the record date for the Consent Solicitation, (3) has full power and authority to consent to the amendment to the terms of the Continental Notes described in the Prospectus, and (4) agrees to the terms of the Consent Solicitation. The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Continental Notes for you to make the foregoing representations, and provides for the beneficial owners to make the foregoing representations to you with respect to that beneficial owner.

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     Neither Comcast nor Continental will pay any fees or commissions to any broker or dealer or other person (other than the Consent Agent and the Information Agent) in connection with the solicitation of consents.



     Questions regarding the consent solicitation, and requests for additional copies of the enclosed material may be addressed to the Information Agent, D.F. King & Co., Inc., at the address and telephone number set forth on the back cover of the Letter of Consent.


                                          Very truly yours,

                                          COMCAST CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF COMCAST CORPORATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.